EXHIBIT 32.1

SECTION 906 CERTIFICATION

CERTIFICATION REQUIRED BY

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Innovative Designs, Inc. (the "Company") on Form 10-Q for the quarterly period ended April 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 15, 2015	by:	/s/ Joseph Riccelli
Joseph Riccelli, Sr.
Chief Executive Officer, Chief
Financial Officer, Principal
Accounting Officer and Director